Exhibit 99.1

DIEGO PELLICER WORLDWIDE, INC.

INDEX

PAGES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

BALANCE SHEETS	3

STATEMENTS OF OPERATIONS	4

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)	5

STATEMENTS OF CASH FLOW	6

NOTES TO FINANCIAL STATEMENTS	7-17

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Diego Pellicer Worldwide Inc.

West Lin, Oregon

We have audited the accompanying balance sheet of Diego Pellicer Worldwide Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the year ended December 31, 2014, and from inception (August 26, 2013) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diego Pellicer Worldwide Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the year ended December 31, 2014 and the period from inception (August 26, 2013) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As disclosed in Note 3, The Company has collected minimal revenue since inception The Company has incurred losses since inception and its current liabilities exceed its current assets by $1,610,788 and has a stockholders’ deficiency of $932,231 as December 31, 2014. As discussed in Note 12, on May 23, 2014 the Company received a subpoena from the United States Department of Justice. Depending on the extent to which the Department of Justice pursues this matter, the Company may be required to suspend or cease operations. These factors among others raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Hackensack, New Jersey

March 13, 2015

2

DIEGO PELLICER WORLDWIDE, INC.

 BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets

Current assets:
Cash and equivalents	$33,101	$140,084
Prepaid expenses	8,946	7,806
Due from related party	-	54,341
Total current assets	42,047	202,231

Property and Equipment, net	253,990	-

Other assets:
Investment, at cost	525,567	-
Security deposits	173,000	20,000
Deposits - End of Lease	150,000	-
Total other assets	848,567	20,000

Total assets	$1,144,604	$222,231

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$298,939	$15,571
Accrued expenses - related party	124,333	75,730
Accrued Compensation	1,176,563	-
Deferred Revenue	53,000	-
Loan payable - related party	-	17,000
Total current liabilities	1,652,835	108,301

Deferred revenue	424,000	-
Total Liabilities	2,076,835	108,301

Stockholders’ equity (deficiency):
Series A Preferred stock, $0.0001 par value, 10,000,000 shares authorized, as of December 31, 2014 and December 31, 2013, shares issued were 4,836,769 and 561,676 and outstanding were 4,778,569 and 561,676	484	56
Series B Preferred stock, $0.0001 par value, 3,000,000 shares authorized, as of December 31, 2014, shares issued and outstanding were 200,000	20	-
Common stock, $0.0001 par value, 87,000,000 shares authorized, as of December 31, 2014 and December 31, 2013 shares issued and outstanding were 13,520,000	1,352	1,352
Additional paid-in capital	4,333,980	526,520
Treasury shares, at cost	(87,300)	-
Subscription receivable	-	(1,352)
Accumulated deficit	(5,180,767)	(412,646)
Total stockholders’ equity (deficiency)	(932,231)	113,930

Total liabilities and stockholders’ equity	$1,144,604	$222,231

See Accompanying Notes to Financial Statements.

3

DIEGO PELLICER WORLDWIDE, INC.

STATEMENTS OF OPERATIONS

		From Inception
	Year Ended	(August 26, 2013) to
	December 31,	December 31,
	2014	2013
REVENUES
Rental income	$497,638	$-
Licensing revenue	48,567	-
Provision for uncollectible rents	(497,638)	-
Total Revenues	48,567	-

COSTS AND EXPENSES (other income)
General and administrative expenses	3,624,507	412,646
Rent expense	487,533	-
Interest income	(73,198)	-
Write-off of credit line receivable	777,846	-
Total Costs and Expenses	4,816,688	412,646

Loss before provision for taxes	(4,768,121)	(412,646)
Provision for taxes	-	-
NET LOSS	$(4,768,121)	$(412,646)

Net loss per share – basic and fully diluted	$(0.35)	$(0.03)

Weighted Average Common Shares Outstanding - basic and diluted	13,520,000	13,520,000

See Accompanying Notes to Financial Statements.

4

DIEGO PELLICER WORLDWIDE, INC.

STATEMENTS OF CHANGE IN STOCKHOLDER'S EQUITY (DEFICIENCY)

	Shares				$
					Common				Additional
	Common	Treasury	Preferred		Treasury		Preferred		Paid-in	Accumulated	Subscription
	Shares	Shares	Series A	Series B	Stock	Shares	Series A	Series B	Capital	Deficit	Receivable	Total
Balance at inception - August 26, 2013	-	-	-	-	-	-	-	-	-	-	-	$0

Issuance of founders shares	13,520,000	-	-	-	$1,352	-	-	-	-	-	$(1,352)	-
Issuance of Preferred stock for services	-	-	3,733	-	-	-	-	-	3,500	-	-	3,500
Issuance of Preferred shares and warrants for cash	-	-	557,943	-	-	-	56	-	523,020	-	-	523,076
Net loss	-	-	-	-	-	-	-	-	-	(412,646)	-	(412,646)
Balance – December 31, 2013	13,520,000	-	561,676	-	1,352	-	56	-	526,520	(412,646)	(1,352)	113,930

Issuance of Preferred shares and warrants for cash	-	-	4,275,093	200,000	-	-	428	20	3,807,460	-	-	3,807,908
Treasury shares acquired	-	(58,200)	-	-	-	(87,300)	-	-	-	-	-	(87,300)
Subscription received	-	-	-	-	-	-	-	-	-	-	1,352	1,352
Net loss	-	-	-	-	-	-	-	-	-	(4,768,121)	-	(4,768,121)
Balance – December 31, 2014	13,520,000	(58,200)	4,836,769	200,000	$1,352	$(87,300)	$484	$20	$4,333,980	$(5,180,767)	-	$(932,231)

See Accompanying Notes to Financial Statements.

5

DIEGO PELLICER WORLDWIDE, INC.

STATEMENTS OF CASH FLOW

		From Inception
	Year Ended	(August 26, 2013) to
	December 31,	December 31,
	2014	2013
Operating Activities
Net Loss	$(4,768,121)	$(412,646)
Adjustments to reconcile net Loss to net cash provided by operating
Amortization of deferred revenue	(48,567)	-
Interest income	(70,596)	-
Accrued expenses - related party	48,603	75,730
Non-cash compensation	1,176,563	-
Write-off of credit line receivable	777,846	-
Changes in operating assets and liabilities:
Prepaid expenses	(1,140)	(7,806)
Accounts payable	283,368	15,571
Net cash used in operating activities	(2,602,044)	(329,151)

Investing Activities
(Advances to) repayment from related party	54,341	(54,341)
Acquisition of property and equipment	(253,990)	-
Security deposits	(153,000)	(20,000)
Deposits - end of lease	(150,000)	-
Advances under line of credit	(707,250)	-
Net cash used in investing activities	(1,209,899)	(74,341)

Financing Activities
Collection of subscriptions receivable	$1,352	$-
Proceeds from (repayment) of loan - related party	(17,000)	17,000
Proceeds from sale of preferred stock and warrants	3,807,908	526,576
Acquisition of treasury stock	(87,300)	-
Net cash provided by financing activities	3,704,960	543,576

Net (Decrease) Increase in Cash	(106,983)	140,084
Cash - beginning of period	140,084	-
Cash - end of year	$33,101	$140,084
Supplemental disclosure of non-cash activity:
Investment acquired through licensing agreement	$525,567	$-

See Accompanying Notes to Financial Statements.

6

DIEGO PELLICER WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Diego Pellicer Worldwide, Inc. (“the Company”) was incorporated on August 26, 2013, under the laws of the State of Delaware.

The Company acquires and leases real estate to licensed marijuana operators, including but not limited to, providing complete turnkey growing space, processing space, recreational and medical retail sales space and related facilities to licensed marijuana growers, processors, dispensary and recreational store operators.  Additionally, the Company plans to explore ancillary opportunities in the regulated marijuana industry as well as offering for wholesale distribution branded non-marijuana clothing and accessories.

The Company does not and will not, until such time as Federal law allows, grow, harvest, process, distribute or sell marijuana or any other substances that violate the laws of the United States of America, or any other country.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

New accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company's accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include valuing equity securities and derivative financial instruments issued in financing transactions and share based payment arrangements, determining the fair value of the warrants received for the licensing agreement , the collectability of accounts receivable and deferred taxes and related valuation allowances. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

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Fair value of financial instruments

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of and December 31, 2014 and December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Cash

The Company maintains cash balances at various financial institutions.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.  The Company's accounts at these institutions may, at times, exceed the federal insured limits.  The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

The Company intends to take depreciation or amortization on a straight-line basis for all properties, beginning when they are put into service, using the following life expectancy:

Equipment – 5 years

Leasehold Improvements – 10 years, or the term of the lease, whichever is shorter

Buildings – 20 years

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Revenue recognition

The Company recognizes revenue from rent, tenant reimbursements, and other revenue sources once all of the following criteria are met in accordance with SEC Staff Accounting Bulletin 104, Revenue Recognition, (“SAB 104”): (a) the agreement has been fully executed and delivered; (b) services have been rendered; (c) the amount is fixed or determinable; and (d) the collectability of the amount is reasonably assured.

In accordance with FASB Statement of Financial Accounting Standards No. 13, Accounting for Leases (“SFAS 13”), as amended and interpreted, minimum annual rental revenue is recognized in rental revenues on a straight-line basis over the term of the related lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. To determine whether the leased space is substantially ready for its intended use, management evaluates whether the Company or the tenant is the owner of tenant improvements for accounting purposes. When management concludes that the Company is the owner of tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that the Company is not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space.

When management concludes that the Company is the owner of tenant improvements, for accounting purposes, management records the cost to construct the tenant improvements as a capital asset. In addition, management records the cost of certain tenant improvements paid for or reimbursed by tenants as capital assets when management concludes that the Company is the owner of such tenant improvements. For these tenant improvements, management records the amount funded or reimbursed by tenants as deferred revenue, which is amortized as additional rental income over the term of the related lease. When management concludes that the tenant is the owner of tenant improvements for accounting purposes, management records the Company’s contribution towards those improvements as a lease incentive, which is amortized as a reduction to rental revenue on a straight-line basis over the term of the lease.

In January 2014, the Company entered into an agreement to license certain intellectual property to a third party. In consideration, the Company received warrants to purchase shares of common stock, which were valued based on an appraisal of the warrants by an independent third party appraiser. The revenue from the licensing agreement, which is initially recorded as deferred revenue, is being amortized over the ten year term of the licensing agreement.

The Company records is rents due from the tenants on a current basis. However, as part of the Line of Credit Agreement, the Company has deferred collection of such rents until the tenants receive the proper governmental licenses to begin operation. It is anticipated that such licenses should be obtained in early summer 2015. Management has decided to take the prudent approach and reserve these amounts due to the contingency factor and experience with typical delays in governmental action.

Leases

The Company currently leases properties in locations that would be acceptable for regulatory purposes and acceptable to sub-lessees for the manufacturing and development of their products. The Company evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. The Company currently has a number of leases, which are all classified as operating leases.

9

Minimum base rent for the Company’s operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or may include a short rent holiday period, for the Company’s leases, where no rent payments are typically due under the terms of the lease.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, the Company continually assesses the carrying value of their net deferred tax assets.

Research and development costs

Research and development costs are charged to the statement of operations as incurred.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly all issuances of preferred stock are presented as a component of consolidated stockholders’ equity (deficit).

Common Stock Purchase Warrants and Other Derivative Financial Instruments

We classify as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). We classify as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). We assess classification of our common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

10

Stock-Based Compensation

We recognize compensation expense for stock-based compensation in accordance with ASC Topic 718. For employee stock-based awards, we calculate the fair value of the award on the date of grant using the Black-Scholes method for stock options and the quoted price of our common stock for unrestricted shares; the expense is recognized over the service period for awards expected to vest. For non-employee stock-based awards, we calculate the fair value of the award on the date of grant in the same manner as employee awards, however, the awards are revalued at the end of each reporting period and the pro rata compensation expense is adjusted accordingly until such time the nonemployee award is fully vested, at which time the total compensation recognized to date equals the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Loss per common share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Loss per common share has been computed using the weighted average number of common shares outstanding during the year

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The Company has collected minimal revenue since inception The Company has incurred losses since inception and its current liabilities exceed its current assets by $1,610,788 and has a stockholders’ deficiency of $932,231 as December 31, 2014. As discussed in Note 12, on May 23, 2014 the Company received a subpoena from the United States Department of Justice.  Depending on the extent to which the Department of Justice pursues this matter, the Company may be required to suspend or cease operations. These factors among others raise substantial doubt about the Company's ability to continue as a going concern. These financial statements  do  not  include  any  adjustments  relating to the recoverability  and  classification  of recorded asset amounts, or amounts  and classification of liabilities that might result from this uncertainty.

Management believes that the Company's future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of stock or borrow additional funds from its stockholders. The Company's inability to obtain additional cash could have a material adverse effect on its financial position, results of operations, and its ability to continue in existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company intends to continue to raise additional capital and assist the leaseholder in obtaining the proper licenses in order to conduct their business in growing, processing and retailing cannabis products. Once the licenses are granted, we believe that a steady stream of income will be achieved and the repayment of our advances would begin.

11

NOTE 4 – REVOLVING CREDIT LINE

A sub-lessee, who is operating out of three separate properties leased to him by the Company, is required to obtain a State operating license to grow, process and sell cannabis products. Until the tenant receives such license, the Company has agreed to and entered into a $2,500,000 revolving line of credit with the lessee. This line of credit was established to provide funding to the lessee, consisting of two separate elements: (a) to fund operational costs until the development stage is completed, and (b) to underwrite the rent due on the sublease agreements. In addition, interest is accruing at the annual rate of 20% on the average monthly amount due on this line of credit. As of December 31, 2014, the Company has advanced an aggregate of $707,250 towards this line of credit, and has accrued interest of $70,596. The Company has recorded a reserve for the total advance and accrued interest.

NOTE 5 - INVESTMENT

Investment

In January 2014, the Company entered into an Agreement with Plandai Biotechnology, Inc. (a publicly traded company) to license to them certain intellectual property rights in exchange for warrants to purchase 3,333,334 shares of Plandai Biotechnology, Inc. (“Plandai”) common stock. This license agreement carries a 10-year term with an exercise price of $0.01 per share. The Company is to obtain certain Trademark rights certified by the government (expected by early summer 2015). On October 10, 2014 the Company filed its Notice of Exercise to execute the warrants to acquire the shares of Plandai, in which the shares have not yet been issued. The sale of such shares has a "leak out" restriction on them requiring that the sale of such shares must reach a certain traded price of $0.50 per share. The Company used a third party appraisal firm to ascertain the fair value of warrants held by the company, which was determined to be $525,567. With the Plandai shares currently trading at $.22 per share, the Company believes there has been no impairment in the value of its investment. The Company accounts for its investment under the cost method of accounting.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment

The Company has incurred expenses in the build out of one of its leased properties and acquired a large POD equipment for use in growing operations by lessee. Since the facility and equipment have not yet been put into service, no amortization on the leasehold improvement nor depreciation on the equipment has been provided.

NOTE 7 – OTHER ASSETS

Security deposits

These deposits reflect the deposits on various property leases, most of which call for two months of rental.

Deposits – end of lease

These deposits represent an additional two months of rent on various property leases that apply to the "end-of-lease" period.

NOTE 8 – RELATED PARTY

As of December 31, 2014 and 2013, the Company has unpaid consulting fees to related parties in the amount of $124,333 and $75,730, respectively. For the year ended December 31, 2014 and from the inception (August 26, 2013) through December 31, 2013, the consulting fees expensed were $693,417 and $177,500, respectively to related parties.

12

In 2014, the Company made short term advances to one of its founding stockholders in the amount of $85,000. It was subsequently agreed under a Board Resolution that the Company would acquire 58,200 Treasury shares of its common stock at the price of $1.50 per share in exchange for the outstanding debt and accrued interest thereon of $87,300. There were no other related party transactions for the years ended December 31, 2014 and December 31, 2013.

NOTE 9 - STOCKHOLDERS’ EQUITY

The total number of shares that the Company has authority to issue is up to one-hundred million (100,000,000) of which eighty-seven million shares (87,000,000) are designated as common shares; ten million (10,000,000) shares are designated as Series A Preferred, and three million (3,000,000) shares are designated as Series B Preferred. The Common shares, as well as the Series A and B Preferred shares have a par value of $0.0001.

On August 26, 2013, the Company issued 13,250,000 shares of its common stock to its founders at par value as a subscription receivable which was paid on December 30, 2014.

The Company under a Series A Convertible Preferred Share Plan, offered such stock and related warrants at a price of $0.9375 per share. The shares carried attached warrants (equal to 20% of shares acquired) only if the investment met the minimum of 1,066,666 shares purchased. In March 2014, a single investor was offered a discounted price of $0.78125 for the volume purchase of 3.2 million shares, with the attached warrants have an exercise price of $1.24 per share. In June 2014 and thereafter, subsequent investors had the restricted minimum purchase for the attached warrants removed under this Series A Preferred Share Plan and have an exercise price of $1.40 per share. The total number of warrants issued in 2014 were 790,798. No warrants were issued in 2013.

For the years ended December 31, 2014 and from inception (August 26, 2013) through December 31, 2013, the Company sold 4,275,093 and 561,676 Series A Preferred shares, respectively. Proceeds received in each year were $3,507,907 and $526,576, respectively.

In December, the Company offered Series B Preferred shares at $1.50 per share together with warrants (equal to 20% of shares purchased) at a price of $1.50 per share. In December 2014, The Company issued 200,000 shares for proceeds received in the amount of $300,000.

As of December 31, 2014, the total number of warrants outstanding were 720,798.

All of the underlying shares under both the Series A and Series B Preferred shares have been sold pursuant to SEC Rule 144 or may be sold pursuant to SEC Rule 144 without the requirement for the Company to be in compliance with the current public information required under SEC Rule 144. The restrictive holding period is six months following the effective date of the Company’s merger into a public shell, and declared effective by the United States Securities and Exchange Commission (the “SEC”).

The Company maintains an Equity Incentive Plan pursuant to which 2,480,000 shares of Common Stock are reserved for issuance thereunder. As of December 31, 2014 and 2013, 320,000 shares under this plan had been issued to certain founding members, who were instrumental in the development of the Company and were included in the original issuance of common shares, and are reflected in the 13,520,000.

The Company established an Equity Incentive Plan to provide additional incentive to key employees, directors and consultants, and to promote the success of the Company’s business. The terms of each option shall be no more than 10 years from the date of grant at an exercise price equal to the Fair Market Value on the date of the grant.

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NOTE 10 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the years ended December 31, 2014 and 2013 to the Company’s effective tax rate is as follows:

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the year ended December 31, 2014 and for the period from inception (August 26, 2013) to December 31, 2013 to the Company’s effective tax rate is as follows:

	Year Ended December 31, 2014	From Inception (August 26, 2013) to December 31, 2013
Statutory federal income tax rate	-34%	-34%
State income tax, net of federal benefits	-6%	-6%
Valuation Allowance	-40%	-40%
Income tax provision (benefit)	-80%	-80%

The benefit for income tax is summarized as follows:

	Year Ended December 31, 2014	From Inception (August 26, 2013) to December 31, 2013
Federal
Current	$-	$-
Deferred	(1,620,000)	(140,000)
State
Current	-	-
Deferred	(285,000)	(25,000)
Change in valuation allowance	(1,905,000)	(165,000)
Income tax provision (benefit)	$-	$-

As of December 31, 2014 and 2013, the Company had $4,768,121 and $412,646 Federal net operating loss carryovers (“NOLs”), which begin to expire in 2033. Utilization of NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

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The Company files U.S. Federal and various State tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2013. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2014 and 2013 are as follows:

	Year Ended December 31, 2014	From inception (August 26, 2013) to December 31, 2013
Deferred tax asset
Net operating loss carryovers	$1,905,000	$165,000
Total deferred tax assets	1,905,000	165,000
Valuation Allowance	1,905,000	(165,000)
Deferred tax asset, net of allowance	$-	$-

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company’s business is essentially to lease property in appropriate areas to make available such property for sub-lease to specifically assigned businesses that grow, process and sell certain products to the general public. Currently the Company has five (5) separate properties under lease in the States of Colorado, Washington and Oregon.

In Colorado, there are three properties leased in 2014. Each property was leased for a five (5) year period with an option for an additional five (5) years, and carry terms requiring triple net (NNN) conditions. Each of the properties, except for one, have fixed monthly rentals (exclusive of the triple net terms). As of December 31, 2014, the aggregate minimal annual lease payments under these operating leases were as follows:

2015	987,364
2016	1,000,326
2017	1,011,618
2018	1,023,246
2019	526,199
TOTAL	$4,548,753

In Washington, there is only one (1) property leased in 2014. The property was leased for a five (5) year period with an option for an additional five (5) years, and carry terms requiring triple net (NNN) conditions. The property has an escalating annual rental (exclusive of the triple net terms). As of December 31, 2014, the aggregate minimal annual lease payments under these operating leases were as follows:

2015	82,371
2016	84,999
2017	87,723
2018	67,365
TOTAL	$322,458

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In Oregon, there is only one (1) property leased in 2014. The property was leased for a five (5) year period with an option for an additional five (5) years, and carry terms requiring triple net (NNN) conditions. The property has an escalating annual rental (exclusive of the triple net terms). As of December 31, 2014, the aggregate minimal annual lease payments under these operating leases were as follows:

2015	62,620
2016	63,828
2017	65,060
2018	66,316
2019	44,776
TOTAL	$302,600

Rent expense for the Company’s operating leases for the year ending December 31, 2014 was $550,025.

NOTE 12 – LEGAL PROCEEDINGS

On May 23, 2014 Diego Pellicer Worldwide Inc. received a subpoena from the United States Department of Justice, represented by the United States Attorney’s Office for the Western District of Washington, requesting the production of the Company’s banking records and documents and records relating to: the structure and organization of the Company; communications between the Company and its affiliates, including Diego Pellicer, Inc., with potential investors; securities offerings; applications submitted by Diego Pellicer, Inc. to the Washington State Liquor Control Board in connection with its application to become a retail seller of cannabis in Washington State; and the Company’s relationship with Plandai Biotechnology.

Based on limited discussions with the Department of Justice, the Company believes this subpoena was issued in order to determine: (i) if the Company is or has been engaged in the production, processing or sale of cannabis; (ii) how the Company is related to Diego Pellicer, Inc.; and (iii) whether investors or potential investors in the Company believed they were investing in a company that would be engaged in the production, processing or sale of cannabis.

The Company believes that it has complied fully with all applicable laws, rules and regulations, and intends to cooperate fully with the government’s investigation.

Depending on the extent to which the Department of Justice pursues this matter, the Company may be required to suspend or cease its operations, which could lead to the possible loss of investors’ entire investment in the Company.

Further, in the event the Company, its officers or its directors are determined to have taken any unlawful action with respect to these matters, such officers and directors may be barred from performing services on behalf of the Company and/or incarcerated, the Company may be required to pay fines, and/or the Company may be required to return investors’ investments in the Company. There can be no guarantee that the Company will have sufficient funds to pay all or any portion of such fines and/or return all or any portion of such investments made in the Company.

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NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated events after the date of these financial statements through March 13, 2015, the date that these financial statements were issued and the material subsequent events, which would require adjustment to or disclosure in the financial status, are as follows:

On January 2, 2015, the Board of Directors issued a Resolution authorizing 200,000 warrants to certain consulting group for their efforts in the development the company structure. These warrants have an exercise price at the $0.0001 par value and are convertible into common shares of the Company.

Between February 11, 2015 and February 24, 2015, the Company sold an additional 466,666 Series B Preferred shares at par value of $0.0001 at a price of $1.50 per share. Upon merger into the public shell, the shares will convert into one common share of the new Company.

On March 11, 2015 (the “Closing Date”), Diego Pellicer Worldwide, Inc. (f/k/a Type 1 Media, Inc.) (the “Company” or “PubCo”) closed on a merger and share exchange agreement (the “Merger Agreement”) by and among (i) the Company, and (ii) Diego Pellicer World-wide 1, Inc., a Delaware corporation, (“Diego”), and (iii) Jonathan White, the majority shareholder of the Company (the “Majority Shareholder”). Pursuant to the terms of the Merger Agreement, Diego shall be merged with and into the Company, with the Company to continue as the surviving corporation (the “Surviving Corporation”) in the Merger, and the Company succeeding to and assuming all the rights, assets, liabilities, debts, and obligations of Diego (the “Merger”).

In anticipation of the Merger, the Company changed its name from “Type 1 Media, Inc.” to “Diego Pellicer Worldwide, Inc.” on February 26, 2015.

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